Registrant requests automatic effectiveness upon filing as
                     per Rule 462 of the Securities Act of 1933

     As filed with the Securities and Exchange Commission on August 14, 2003
                                Registration No. 333-_____

                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                    _______________

                                        FORM S-8
                                 Registration Statement
                                          Under
                               The Securities Act of 1933
                                    _______________


                            MERGE TECHNOLOGIES INCORPORATED
                       (Exact Name of Registrant in its Charter)

                Wisconsin		 	        39-1600938
        (State or other jurisdiction of   (IRS Employer Identification Number)
         incorporation or organization)

             1126 South 70th Street, Milwaukee, Wisconsin       53214-3151
               (Address of principal executive offices)	        (Zip Code)


               2003 Stock Option Plan of Merge Technologies Incorporated
                               (Full title of the plan)


                          Richard A. Linden, President & CEO
                           Merge Technologies Incorporated
                          1126 South 70th Street, Suite 107B
                           Milwaukee, Wisconsin 53214-3151

                                   With a copy to:
                           Mitchell D. Goldsmith, Esquire
                             Dennis B. O'Boyle, Esquire
                              Shefsky & Froelich Ltd.
                             444 North Michigan, Suite 2500
                              Chicago, Illinois  60611
                       (Name and address of agent for service)

                                   (414) 977-4000
            (Telephone number, including area code, of agent for service)

<PAGE 1>



		          CALCULATION OF REGISTRATION FEE


Title of Securities to be	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Registred			Registered	Offering Price Per	Aggregate Offering	Registration
						Share			Price			Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par 		300,000 (1)	$13.61 (2)		$4,083,000.00 (2)	$330.32
value $.01



(1)	Subject to increase (or decrease) in accordance with Rule 416 of
	Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the 2003 Stock Option Plan of Merge Technologies Incorporated (the "Plan").

(2)	Estimated solely for the purpose of calculating the registration fee
	pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on the Nasdaq National Market on August 12, 2003.


<PAGE 2>

                                    PART II
				   ---------

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.		INCORPORATION OF DOCUMENTS BY REFERENCE.

	The documents listed below are hereby incorporated by reference into this Registration Statement:

	1.	Our Annual Report on Form 10-KSB, as amended, for fiscal year
		ended December 31, 2002.

	2. 	Our Quarterly Reports on Form 10-Q, as amended, for the
		quarters ended March 31, 2003 and June 30, 2003.

	3. 	Our Proxy Statement dated April 14, 2003, for our 2003 Annual
		Meeting of Shareholders.

	4. 	Our Current Reports on Form 8-K filed on March 6, 2003, March
		11, 2003 (amending the Form 8-K for the event dated June 28,
		2002), April 22, 2003, April 30, 2003, July 10, 2003, July 29,
		2003 and July 30, 2003.

	5. 	Our Form 8-A dated January 9, 1998.


	All documents which we file subsequently to the foregoing pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.		DESCRIPTION OF SECURITIES.

	(See Item 3)


ITEM 5.		INTERESTS OF NAMED EXPERTS AND COUNSEL.

	Not Applicable


ITEM 6.		INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	Under the Wisconsin Business Corporation Law ("WBCL"), our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (a) to the extent such officers or directors are successful in the defense of a proceeding, and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his or her duties to us and such breach or failure constituted: (i) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (ii) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. The WBCL allows a corporation to limit


<PAGE 3>


its obligation to indemnify officers and directors by providing so in its articles of incorporation. Our Bylaws provide for indemnification of directors and officers to the fullest extent permitted by Wisconsin law.


ITEM 7.		EXEMPTION FROM REGISTRATION CLAIMED.

	Not Applicable


ITEM 8.		EXHIBITS.


Exhibit Number
---------------

	5	Opinion of Herrling, Clark, Hartzheim & Siddall, Ltd.
		regarding legality

	10	2003 Stock Option Plan of Merge Technologies Incorporated

	23.1	Consent of Herrling, Clark, Hartzheim & Siddall, Ltd. (Please
		refer to Exhibit 5 of this Registration Statement.)

	23.2	Consent of KPMG LLP

	24	Power of Attorney (Please refer to the Signature Page to this
		Registration Statement.)


ITEM 9.		UNDERTAKINGS.

	The undersigned Registrant hereby undertakes:

	1.	To file, during any period in which it offers or sells
		securities, a post-effective amendment to this Registration
		Statement;

		(i)	to include any Prospectus required by Section 10(a)(3)
			of the Act; and

		(ii)	to reflect in the Prospectus any facts or events
			arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

		(iii)	to include any additional or changed material
			information on the plan of distribution; provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

	2.	For determining liability under the Act, to treat each such
		post-effective amendment as a new Registration Statement of securities offered, and the offering of the securities at that time to be the initial public offering thereof.

	3.	To file a post-effective amendment to remove from registration
		any of the securities that remain unsold at the end of the offering.

<PAGE 4>


	4.	Insofar as indemnification for liabilities arising under the
		Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (referred to herein as the "Commission") such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


<PAGE 5>


                                    SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Milwaukee, State of Wisconsin, on August 14, 2003.

				MERGE TECHNOLOGIES INCORPORATED



				By:	/s/ Richard A. Linden
					--------------------------------------
					Richard A. Linden
					President and Chief Executive Officer

<PAGE 6>


                      SIGNATURE PAGE / GRANT OF POWER OF ATTORNEY


	Each person whose signature appears below as a Director and/or officer of Merge Technologies Incorporated hereby constitutes and appoints Richard A. Linden and Scott T. Veech his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES			TITLE				DATE

/s/ William C. Mortimore	Chairman of the Board of 	August 14, 2003
---------------------------	Directors and Chief
William C. Mortimore		Strategy Officer


/s/ Richard A. Linden		Director, President and 	August 14, 2003
---------------------------	Chief Executive Officer
Richard A. Linden


/s/ Robert A. Barish, M. D.	Director			August 14, 2003
---------------------------
Robert A. Barish, M. D.


/s/ Patrice M. Bret, M. D.	Director			August 14, 2003
---------------------------
Patrice M. Bret, M. D.


/s/ Dennis Brown		Director			August 14, 2003
---------------------------
Dennis Brown


/s/ Michael D. Dunham		Director			August 14, 2003
---------------------------
Michael D. Dunham


/s/ Robert T. Geras		Director			August 14, 2003
---------------------------
Robert T. Geras


/s/ Anna M. Hajek		Director			August 14, 2003
---------------------------
Anna M. Hajek


/s/ Richard A. Reck		Director			August 14, 2003
---------------------------
Richard A. Reck


/s/ Scott T. Veech		Chief Financial Officer, 	August 14, 2003
---------------------------	Secretary and Treasurer
Scott T. Veech			(Principal Accounting
			 	Officer and Principal
	  		        Financial Officer)

<PAGE 7>


                                     EXHIBITS
				    ----------

Exhibit Number
---------------

5	Opinion of Herrling, Clark, Hartzheim & Siddall, Ltd. regarding
	legality

10	2003 Stock Option Plan of Merge Technologies Incorporated

23.1	Consent of Herrling, Clark, Hartzheim & Siddall, Ltd. (Please refer to
	Exhibit 5 of this Registration Statement.)

23.2	Consent of KPMG LLP

24 	Power of Attorney (Please refer to Signature Page of this Registration
	Statement.)


<PAGE 8>


----------
EXHIBIT 5
----------

August 13, 2003

Merge Technologies Incorporated
1120 S. 70th Street
Suite S107B
Milwaukee, Wisconsin  53214-3151

	Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

	We have acted as special Wisconsin securities counsel to Merge Technologies Incorporated, a Wisconsin corporation (the "Company"), in connection with the preparation and filing of the registration statement on Form S-8 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and the prospectus contained therein with respect to registering 300,000 shares (the 'Option Shares") to the new 2003 Stock Option Plan of Merge Technologies, Inc. (the "Plan"). In connection with the registration of the Option Shares, you have requested our opinion with respect to the matters set forth below.

	For purposes of this opinion, we have reviewed the Registration Statement. In addition, we have examined the originals or copies certified or otherwise identified to our satisfaction of: (i) the Company's Articles of Incorporation, as amended to date; (ii) the By-laws of the Company, as amended to date; (iii) records of the corporate proceedings of the Company as we deemed necessary or appropriate as a basis for the opinions set forth herein; and
(iv) those matters of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have not made any independent review or investigation of the organization, existence, good standing, assets, business or affairs of the Company, or of any other matters. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of these documents submitted to us as copies.

	We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation. Further, our opinions, as hereinafter expressed, are subject to the following exceptions, limitations and qualifications: (i) the effect of


<PAGE e5>


bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law and the discretion of the court before which any proceeding therefore may be brought.

	We are admitted to the practice of law only in the State of Wisconsin and, accordingly, we do not purport to be experts on the laws of any other jurisdiction nor do we express an opinion as to the laws of jurisdictions other than the laws of the State of Wisconsin and the Wisconsin Business Corporation Law, as currently in effect.

	On the basis of, and in reliance upon, the foregoing, and subject to the qualifications contained herein, we are of the opinion that the Option Shares, when issued pursuant to the Plan, will be validly issued, fully-paid and nonassessable.

	We hereby consent to your filing this opinion as an exhibit to the Registration Statement.

	This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished, or quoted to, or relied upon by any other person, firm or corporation for any purpose without our prior express written consent.

		Respectfully submitted,

		HERRLING, CLARK, HARTZHEIM & SIDDALL, LTD.

		/s/ Greg P. Curtis
		------------------------------
		Greg P. Curtis

GPC/csd


<PAGE e5>


-----------
EXHIBIT 10
-----------

                             2003 STOCK OPTION PLAN OF
                           MERGE TECHNOLOGIES INCORPORATED
			 ----------------------------------

	MERGE TECHNOLOGIES INCORPORATED, a corporation organized under the laws of the State of Wisconsin, hereby adopts this 2003 Stock Option Plan of Merge Technologies Incorporated. The purposes of this Plan are as follows:

	1. To provide a means whereby selected persons employed by entities acquired by the Company or any Subsidiary will receive Options in place of their existing options as well as receiving new options negotiated as part of, or advisable in connection with, such acquisitions and thereby to facilitate acquisitions.

	2.	To further the growth, development and financial success of the
Company by providing additional incentives to certain of its Eligible Participants who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

                                    ARTICLE I

                                   DEFINITIONS

	Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

SECTION 1.1 - BOARD

	"Board" shall mean the Board of Directors of the Company.

SECTION 1.2 - CODE

	"Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 - COMMITTEE

	"Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 6.1.

SECTION 1.4 - COMMON STOCK
	"Common Stock" shall mean the Common Stock, One Cent ($.01) par value, of the Company.

SECTION 1.5 - COMPANY

	"Company" shall mean MERGE TECHNOLOGIES INCORPORATED.


<PAGE 1 - e10>


SECTION 1.6 - DIRECTOR

	"Director" shall mean a member of the Board.

SECTION 1.7 - DISABILITY

	"Disability" shall have the meaning set forth in Section 2.2(e)(3) of the Code.

SECTION 1.8 - ELIGIBLE PARTICIPANT

	"Eligible Participant" shall mean selected employees, officers, agents, consultants, advisors and independent contractors of the Company, or of any corporation which is then a Subsidiary, who become such as a result of an acquisition described in Section 3.2(b) of this Plan whether such Eligible Participant becomes so employed or related to the Company at the time this Plan is adopted or becomes so employed or related subsequent to the adoption of this Plan, provided, however, that Eligible Participant shall not include any person who is at the time an Option is granted a director or executive officer (as defined in Rule 16a-1 of the Securities Exchange Act of 1934) of the Company.

SECTION 1.9 - EXCHANGE ACT

	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.10 - NON-QUALIFIED OPTION

	"Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option which qualifies under Section 422(b) of the Code.

SECTION 1.11 - OFFICER

	"Officer" shall mean an officer of the Company or any Subsidiary.

SECTION 1.12 - OPTION

	"Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan. Options may also include Rollover Options as the context requires. "Options" are limited to Non-Qualified Options.

SECTION 1.13 - OPTIONEE

	"Optionee" shall mean an Eligible Participant to whom an Option is granted under the Plan.

SECTION 1.14 - PLAN

	"Plan" shall mean this 2003 Stock Option Plan of MERGE TECHNOLOGIES
INCORPORATED.


<PAGE 2 - e10>


SECTION 1.15- ROLLOVER OPTIONS

	"Rollover Options" shall mean Options granted to persons pursuant to the provisions of Section 3.2 (b).

SECTION 1.16 - SECRETARY

	"Secretary" shall mean the Secretary of the Company.

SECTION 1.17 - SECURITIES ACT

	"Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.18 - SUBSIDIARY

	"Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and, as of the date of closing, shall include a corporation or other acquired entity described in
Section 3.2(b).

SECTION 1.19 - TERMINATION OF PARTICIPATION

	"Termination of Participation" in the case of (i) an employee, shall mean the time when the employee-employer relationship between the Optionee and the Company or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment of the Optionee by the Company or a Subsidiary, and
(ii) any other Eligible Participant, shall mean the time when the consulting or other relationship with the Company and all Subsidiaries terminates. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Participation, including, but not by way of limitation, the question of whether a Termination of Participation resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Participation.


                                    ARTICLE II

                              SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

	The shares of stock subject to Options shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options shall not exceed Three Hundred Thousand (300,000) shares of Common Stock.


<PAGE 3 - e10>


SECTION 2.2 - UNEXERCISED OPTIONS

	If any Option expires or is cancelled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder to an Eligible Participant, subject to the limitations of
Section 2.1.

SECTION 2.3 - CHANGES IN COMMON STOCK

	In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.


                                   ARTICLE III

                                GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

	Any Eligible Participant of the Company or of any corporation which is then a Subsidiary and any person eligible to receive Rollover Options shall be eligible to be granted Options.

SECTION 3.2 - GRANTING OF OPTIONS

	(a)	The Committee shall from time to time, in its absolute
discretion:

		(i)	determine which persons are Eligible Participants and
	select from among the Eligible Participants (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

		(ii)	determine the number of shares to be subject to such
	Options granted to such selected Eligible Participants; and

		(iii)	determine the terms and conditions of such Options,
	consistent with the Plan.

Notwithstanding the above, the Committee may delegate certain powers relating to the granting of Options as it deems appropriate to executive officers of the Company including the power to determine the number of shares to be subject to Options (subject to a maximum amount set by the Committee), and to determine


<PAGE 4 - e10>


the terms and conditions of such Options including the imposition of one more conditions to exercise such as the execution by the Optionee of a non-competition agreement in favor of the Company or a Subsidiary; provided, however, that the Committee shall not delegate any powers that are required to be exercised by the Committee under Section 16(b) of the Exchange Act or any rules promulgated thereunder.

	(b) In the event of an acquisition by the Company or any Subsidiary by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Company to issue Options or assume stock options issued by the acquired company, whether or not in a transaction to which Section 424 (a) of the Code applies, by means of issuance of new Options in substitution for, or an assumption of, previously issued options or rights, but only if and to the extent such issuance or assumption is consistent with the other provisions of this Plan and any applicable law. Options rolled over or assumed and described in this Section 3.2(b) are herein sometimes referred to as "Rollover Options."

	(c)	Upon the selection of an Eligible Participant to be granted an
Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of any Option to an Eligible Participant that the Eligible Participant surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, option period or any other term or condition of the surrendered Option.


                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

	Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan.

SECTION 4.2 - OPTION PRICE

	(a)	The price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share of an Option shall be not less than the lesser of eighty five percent (85%) of the fair market value of such shares on the date such Option is granted or the average of the


<PAGE 5 - e10>


fair market values of such shares on the five (5) most recent trading days prior to the date that such Option is granted. In the case of Rollover Options, the Committee shall take into account the exercise price of the options being replaced but shall not be required to grant Rollover Options at a price equal to or greater than such previous exercise price.

	(b)	For purposes of the Plan, the fair market value of a share of the Company's stock as of a given date shall be: (i) the closing price of the Common Stock on the principal national stock exchange on which the shares are listed on such date or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not listed on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed on NASDAQ) or
(2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not listed on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock, on such date, as determined in good faith by the Committee; or (iv) if the Company's stock is not publicly traded, the fair market value established by the Committee acting in good faith. In determining the fair market value of the Company's Common Stock under subsection l (b) of this Section 4.2, the Committee may rely on the closing price as reported in the Wall Street Journal.

SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

	(a)	Subject to the provisions of Sections 4.3(b) and 7.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(b and 7.3, accelerate the time at which such Option or any portion thereof may be exercised.

	(b)	No portion of an Option which is unexercisable at Termination of
Participation shall thereafter become exercisable.

SECTION 4.4 - EXPIRATION OF OPTIONS

	(a)	No Option may be exercised to any extent by anyone after the first to occur of the following events:

		(i)	The expiration of fifteen (15) years and one (1) day
	from the date the Option was granted; or

		(ii)	The expiration of three (3) months from the date of
	the Optionee's Termination of Participation; or


<PAGE 6 - e10>

		(iii)	The engagement by the Employee in willful misconduct
	which injures the Company or any of its Subsidiaries.

	(b)	Subject to the provisions of Section 4.4(a), the Committee
shall provide, in the terms of each individual Option, when such Option expires and become unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Participation for any reason.

SECTION 4.5 - TENURE OF EMPLOYMENT

	Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 - ADJUSTMENTS IN OUTSTANDING OPTIONS

	In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, combination of shares or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 - MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

	In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; or (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any of the options outstanding under the Plan or shall substitute similar options for those outstanding under the Plan, or (ii) such options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar options for those outstanding under the Plan, then, the time at which such options may first be exercised shall accelerated and the options terminated if not exercised prior to such event. In the event of a dissolution or liquidation of the Company, any options outstanding under the Plan shall terminate if not exercised prior to such event.


<PAGE 7 - e10>

                                    ARTICLE V

                                EXERCISE OF OPTIONS

SECTION 5.1 - PERSON ELIGIBLE TO EXERCISE

	During the lifetime of the Optionee, only he or she may exercise an Option granted to him or her, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

SECTION 5.2 - PARTIAL EXERCISE

	At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof become unexercisable under
Section 4.4 or Section 4.7, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 - MANNER OF EXERCISE

	An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:

	(a)	Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

	(b)	(i)	Full payment (in cash or by check) for the shares
	with respect to which such Option or portion is thereby exercised; or

	        (ii)	Subject to the Committee's consent, full payment in any
	other form approved by the Committee, consistent with applicable law and the
	Plan; or

	        (iii)	Any combination of the consideration provided in the
	foregoing subsections (i) and (ii); and


<PAGE 8 - e10>


	(c)	On, or prior to the date the same is required to be withheld, full payment (in cash or by check) of any amount that must be withheld by the Company for federal, state and/or local tax purposes; and

        (d)	Such representations and documents as the Committee, in its
absolute discretion, deems necessary or advisable to effect compliance with all
applicable 	provisions of the Securities Act and any other federal or state
securities laws or 	regulations. The Committee may, in its absolute
discretion, also take whatever 	additional actions it deems appropriate to
effect such compliance including, without 	limitation, placing legends on
share certificates and issuing stop-transfer orders to 	transfer agents and
registrars; and

	(e)	In the event that the Option or portion thereof shall be
exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

	The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

	(a)	The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

	(b)	The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

	(c)	The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

	(d)	The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

	(e)	The lapse of such reasonable period of time following the
exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.


<PAGE 9 - e10>


SECTION 5.5 - RIGHTS AS STOCKHOLDERS

	The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.6 - TRANSFER RESTRICTIONS

	In addition to the transfer restrictions set forth in Section 7.1, the Committee, in its absolute discretion, may impose such restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate, including a commitment on behalf of the Optionee to afford the Company first refusal rights upon a proposed sale of shares of Common Stock or restrictions on transfer necessary or desirable, as the Committee in its sole discretion may determine Any such restriction shall be set forth in the respective Stock Option Agreement or in a separate written agreement and may be referred to on the certificates evidencing such shares.


                                   ARTICLE VI

                                 ADMINISTRATION

SECTION 6.1 - STOCK OPTION COMMITTEE

	(a)	The Stock Option Committee shall consist of at least two
Directors of the Company (or such smaller number as may be permitted under Rule 16b-3, if and as such Rule is then in effect) appointed by and holding office during the pleasure of the Board. No Options may be granted to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of paragraph (e)(2)(i) of Rule 16b-3.

	(b)	Appointment of Committee members shall be effective upon
acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 6.2 - DUTIES AND POWERS OF COMMITTEE

	It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.


<PAGE 10 - e10>


SECTION 6.3 - MAJORITY RULE

	The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 6.4 - COMPENSATION: PROFESSIONAL ASSISTANCE: GOOD FAITH ACTIONS

	Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.


                                    ARTICLE VII

                                  OTHER PROVISIONS

SECTION 7.1 - OPTIONS NOT TRANSFERABLE

	No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 7.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

	The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten (10) years from the date the Plan is adopted by the Board.


<PAGE 11 - e10>


SECTION 7. 3 - COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

	With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply at such time that the Company is subject to the reporting requirements of the Exchange Act, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

SECTION 7.4 - EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

	The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary or modify the rights of any person holding options issued pursuant to the Original Plan. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 7.5 - TITLES

	Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.


                                   **********

	Adopted by the Board of Directors of Merge Technologies Incorporated on June 24, 2003 and effective July 17, 2003.


<PAGE 12 - e10>


-------------
EXHIBIT 23.1
-------------


               Please refer to Exhibit 5 of this Registration Statement.

-------------
EXHIBIT 23.2
-------------

                           INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Merge Technologies Incorporated:


	We consent to the use of our report dated March 28, 2003, with respect to the consolidated balance sheets of Merge Technologies Incorporated and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, cash flows, and comprehensive income (loss) for each of the years in the three-year period ended December
31, 2002, incorporated herein by reference. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" on January 1, 2002.


/s/ KPMG LLP
------------------------
Chicago, Illinois
August 14, 2003

-----------
EXHIBIT 24
-----------



             Please refer to Signature Page of this Registration Statement.

<END OF DOCUMENT>